Brilliant Earth Reports Fourth Quarter and Fiscal Year 2024 Results

Delivered Net Sales at High End of Guidance Range
Drove 10% Year-Over-Year Total Order Growth in Q4 2024
Exceeded Profitability Expectations and Increased Q4 2024 Gross Margin by 90 bps Year-Over-Year to 59.6%
Generated Q4 2024 GAAP Diluted EPS of $0.02 and Adjusted Diluted EPS of $0.04
Provides Q1 and Full Year 2025 Guidance

SAN FRANCISCO, Calif. – March 12, 2025 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three and twelve months ended December 31, 2024.
Fourth Quarter and Fiscal Year 2024 Highlights (quarterly and annual periods ended December 31, 2024):
•Delivered Net Sales of $119.5 million and $422.2 million in the fourth quarter and fiscal year, respectively
◦Total orders grew year-over-year by 10% in Q4 and 7% in 2024
◦Repeat orders grew year-over-year by 18% in Q4 and 17% in 2024
◦Drove strong double-digit year-over-year fine jewelry bookings growth in Q4, with fine jewelry bookings reaching an all-time high as a percent of total bookings in December at 27%
•Expanded Gross Margin by 90 and 270 basis points to 59.6% and 60.3% for the fourth quarter and fiscal year, respectively, as compared to the same prior-year periods
•Delivered 340 basis points of leverage and 100 basis points of leverage in marketing expense as a percentage of Net Sales for the fourth quarter and fiscal year 2024, respectively, as compared to the same prior year periods while continuing to make strategic investments in building brand awareness
•Drove Q4 and full year profitability, significantly exceeding the Company's Adjusted EBITDA guidance range:
◦GAAP Net income was $2.6 million for the fourth quarter and $4.0 million for the fiscal year
◦Adjusted EBITDA was $6.9 million for the fourth quarter and $21.1 million for the fiscal year
•Expanded retail showroom portfolio to 40 with the opening of a Boston Seaport showroom and the Company's first street-level location in New York City in Nolita
•Ended the fiscal year with $106 million in net cash, the Company's highest net cash position since 2021

"I'm extremely proud of our team's performance this quarter and throughout 2024," said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. "Despite a competitive, highly promotional holiday season, we not only hit the high end of our net sales expectations but also delivered Q4 profitability that far surpassed our guidance, marking our 14th consecutive quarter of profitability as a public company. Our compelling brand, differentiated designs, and distinctive, seamless shopping experience continue to set us apart from the rest of the industry, and our Q4 results demonstrate this success. As we look to the future, I'm confident that our continued investments in product innovation, brand amplification, and exceptional customer experiences will drive sustainable, profitable growth."

Fourth Quarter Results

	Q4 2024	Q4 2023	% Change*
Total Orders	58,357	52,935	10.2%
AOV	$2,048	$2,349	(12.8)%
($ in millions, except per share amounts)
Net Sales	$119.5	$124.3	(3.9)%
Gross Profit	$71.2	$73.0	(2.5)%
Gross Margin	59.6%	58.7%	90bps
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.4	$0.2	100.0%
Net income, as reported	$2.6	$1.9	35.3%
Net income margin	2.2%	1.6%	60bps
Adjusted net income (3)	$4.2	$3.5	20.0%
GAAP Diluted EPS (2)	$0.02	$0.02	—%
Adjusted Diluted EPS (3)	$0.04	$0.04	—%
Adjusted EBITDA (3)	$6.9	$5.3	31.1%
Adjusted EBITDA margin (3)	5.8%	4.2%	160bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the fourth quarter of 2024 and 2023.
(2)    Represents GAAP Diluted EPS during the fourth quarter of 2024 and 2023.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Fiscal Year 2024 Results

	FY 2024	FY 2023	% Change*
Total Orders	186,030	174,576	6.6%
AOV	$2,269	$2,557	(11.2)%
($ in millions, except per share amounts)
Net Sales	$422.2	$446.4	(5.4)%
Gross Profit	$254.4	$257.0	(1.0)%
Gross Margin	60.3%	57.6%	270bps
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.5	$0.6	(16.7)%
Net income, as reported	$4.0	$4.7	(15.6)%
Net income margin	0.9%	1.1%	(20)bps
Adjusted net income (3)	$11.8	$16.2	(27.2)%
GAAP Diluted EPS (2)	$0.03	$0.04	(25.0)%
Adjusted Diluted EPS (3)	$0.12	$0.17	(29.4)%
Adjusted EBITDA (3)	$21.1	$26.2	(19.3)%
Adjusted EBITDA margin (3)	5.0%	5.9%	(90)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the years ended December 31, 2024 and 2023.
(2)    Represents GAAP Diluted EPS during the years ended December 31, 2024 and 2023.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2025 Outlook

First Quarter

Net Sales	$93.5M to $95.5M
Adjusted EBITDA	$0 to $1.5M
Full Year

Net Sales	1% to 3% Growth Year-Over-Year
Adjusted EBITDA	3% to 4% Margin
Webcast and Conference Call Information-update links
Brilliant Earth will host a conference call and webcast to discuss fourth quarter and full year 2024 results and business outlook today, March 12, 2025, at 5:00 p.m. ET/2:00 p.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register.vevent.com/register/BI40ee600a3e2644a987050777c6a25d17. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.

About Brilliant Earth
Brilliant Earth is an industry-disrupting global leader in ethically sourced fine jewelry. The Company's mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. With a premium brand, curated proprietary product assortment, seamless omnichannel shopping experience, and asset-light, data driven business model, Brilliant Earth is transforming the jewelry industry. 2024 full year Net Sales were $422 million and the Company has reported positive Adjusted EBITDA for 14 consecutive quarters since going public in 2021. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 40 showrooms and counting across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted Earnings Per Share as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted Diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define net cash as cash and cash equivalents less the total principal balance of our outstanding debt. We define Bookings for each period as the dollar value of confirmed orders as of the date of order placement. We believe Bookings, which represent a measure of gross sales and potential future Net Sales, provide useful information to investors to assess the performance of our business. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, including expectations regarding net sales, Adjusted EBITDA, and Adjusted EBITDA margin, business strategy, plans and objectives of management for future operations, including, among others, statements regarding expected growth and increased market share, introduction of new products, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” "future," “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and repurposed precious metals such as gold; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, war and fears of war, and natural disasters; if we fail to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations; our ability to manage growth effectively; increased lead times, supply shortages, and supply changes; our expansion plans in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our base of customers; our ability to effectively develop and expand our sales and marketing capabilities and increase our customer base and achieve broader market acceptance of our e-commerce and omnichannel approach to shopping for fine jewelry; our profitability and cash flow being negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; a decline in sales of Design Your Own rings; our heavy reliance on our information technology systems, as well as those of our third-party vendors and service providers, for our business to effectively operate and to safeguard confidential information and risks related to any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; our ability to manage risks related to our e-commerce and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; and introduce new products and programs that appeal to new or existing customers; our dependence on distributions from Brilliant Earth, LLC, our principal asset, to pay our taxes and expenses, including payments under the Tax Receivable Agreement; risks related to our obligations to make substantial cash payments under the Tax Receivable Agreement and risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2024, which filing is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
Colin Bourland
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Years ended December 31,
	2024	2023
Net sales	$422,161	$446,382
Cost of sales	167,759	189,382
Gross profit	254,402	257,000
Operating expenses:
Marketing and advertising	108,339	119,341
General and administrative	142,713	133,177
Total operating expenses	251,052	252,518
Income from operations	3,350	4,482
Interest expense	(5,031)	(5,128)
Other income, net	5,835	4,949
Income before income tax (expense) benefit	4,154	4,303
Income tax (expense) benefit	(160)	431
Net income	3,994	4,734
Net income allocable to non-controlling interest	3,453	4,150
Net income allocable to Brilliant Earth Group, Inc.	$541	$584

Earnings per share:
Basic	$0.04	$0.05
Diluted	$0.03	$0.04
Weighted average shares of common stock outstanding:
Basic	13,304,227	11,928,308
Diluted	98,352,924	97,055,216

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$161,925	$155,809
Restricted cash	216	211
Inventories, net	38,292	37,788
Prepaid expenses and other current assets	10,980	11,048
Total current assets	211,413	204,856
Property and equipment, net	21,626	22,047
Deferred tax assets	9,636	9,745
Operating lease right of use assets	35,222	34,248
Other assets	3,348	2,687
Total assets	$281,245	$273,583

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$15,733	$17,197
Accrued expenses and other current liabilities	31,714	31,138
Deferred revenue	18,926	19,556
Current portion of operating lease liabilities	6,108	4,993
Current portion of long-term debt	5,688	4,063
Total current liabilities	78,169	76,947

Long-term debt, net of debt issuance costs	50,010	55,573
Operating lease liabilities	35,856	35,572
Payable pursuant to the Tax Receivable Agreement	7,828	8,035
Total liabilities	171,863	176,127

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized, none issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Class A common stock, $0.0001 par value - 1,200,000,000 shares authorized; 14,125,925 shares issued and 13,843,944 shares outstanding at December 31, 2024 and 12,522,146 shares outstanding at December 31, 2023	1	1
Class B common stock, $0.0001 par value - 150,000,000 shares authorized; 35,820,912 and 35,688,349 shares issued and outstanding at December 31, 2024 and 2023, respectively	4	4
Class C common stock, $0.0001 par value - 150,000,000 shares authorized; 49,119,976 shares issued and outstanding at December 31, 2024 and 2023, respectively	5	5
Class D common stock, $0.0001 par value - 150,000,000 shares authorized; none issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	11,169	8,275
Treasury stock, at cost; 281,981 shares and none at December 31, 2024 and 2023, respectively	(638)	—
Retained earnings	4,788	4,247
Stockholders' equity attributable to Brilliant Earth Group, Inc.	15,329	12,532
Non-controlling interests attributable to Brilliant Earth, LLC	94,053	84,924
Total stockholders' equity	109,382	97,456
Total liabilities and stockholders' equity	$281,245	$273,583

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net income	$2,627	$1,941	$3,994	$4,734
Interest expense	1,204	1,320	5,031	5,128
Income tax (benefit) expense	(62)	(550)	160	(431)
Depreciation expense	1,466	1,204	5,312	4,200
Amortization of cloud-based software implementation costs	158	175	817	583
Showroom pre-opening expense	484	199	1,705	4,953
Equity-based compensation expense	2,398	2,498	9,934	9,952
Other income, net (1)	(1,359)	(1,513)	(5,835)	(4,949)
Transaction costs and other expenses (2)	—	—	—	2,012
Adjusted EBITDA	$6,916	$5,274	$21,118	$26,182
Net income margin	2.2%	1.6%	0.9%	1.1%
Adjusted EBITDA margin	5.8%	4.2%	5.0%	5.9%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.

(2)These expenses are those that we did not incur in the normal course of business. For the year ended December 31, 2023, costs included a $1 million charitable contribution.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$358	$243	$541	$584
Net income impact from assumed redemption of all LLC Units to common stock (2)	2,269	1,698	3,453	4,150
Net income, as reported	2,627	1,941	3,994	4,734
Income tax expense associated with conversion (3)	(576)	(446)	(878)	(1,081)
Tax effected net income after assumed conversion	2,051	1,495	3,116	3,653
Equity-based compensation expense	2,398	2,498	9,934	9,952
Showroom pre-opening expense	484	199	1,705	4,953
Transaction costs and other expense(4)	—	—	—	2,012
Tax impact of adjustments	(725)	(726)	(2,960)	(4,405)
Adjusted Net Income	$4,208	$3,466	$11,795	$16,165
Diluted weighted average of common stock assumed outstanding	98,745,356	97,399,592	98,352,924	97,055,216
Diluted earnings per share:
As reported	$0.02	$0.02	$0.03	$0.04
As adjusted	$0.04	$0.04	$0.12	$0.17
(1)Represents net income allocable to Brilliant Earth Group, Inc. for the three and twelve months ended December 31, 2024 and 2023.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)These expenses are those that we did not incur in the normal course of business. For the year ended December 31, 2023, costs included a $1 million charitable contribution.